Exhibit 99.1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean
Vice President, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P. ANNOUNCES

FIRST QUARTER 2010 RESULTS

RADNOR, PA (BusinessWire) May 5, 2010 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported financial results for the three months ended March 31, 2010.

Distributable cash, a non-GAAP (generally accepted accounting principles) measure, was $15.2 million for the three months ended March 31, 2010, an increase of $0.4 million, or three percent, from the prior year quarter. Adjusted net income attributable to PVG, a non-GAAP measure that excludes the effects of the non-cash change in derivatives fair value that affects comparability to prior periods, was $12.6 million, or $0.32 per limited partner unit, as compared to $15.0 million, or $0.38 per limited partner unit, in the prior year quarter. Net income attributable to PVG was $8.4 million, or $0.22 per limited partner unit, as compared to $6.8 million, or $0.18 per limited partner unit, in the prior year quarter.

Reconciliations of distributable cash and adjusted net income to GAAP-based measures appear in the financial tables later in this release.

As previously announced, on May 21, 2010, we will pay to unitholders of record as of May 3, 2010 a quarterly cash distribution of $0.39 per limited partner unit, or an annualized rate of $1.56 per unit. This quarterly distribution represents a $0.01 per unit, or 2.6 percent, increase over the $0.38 per unit distribution paid in the prior quarter, as well as the same quarter of 2009.

We own the general partner, including the incentive distribution rights, and are the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR), and we report our financial results on a consolidated basis with the financial results of PVR. We currently have no separate operating activities other than those conducted by PVR and derive our cash flow solely from cash distributions received from PVR.

Financial and operational updates, as well as full-year 2010 guidance for PVR and its coal and natural resource management and natural gas midstream segments, are discussed in more detail in PVR’s news release dated May 5, 2010 (please visit PVR’s website, www.pvresource.com, under “For Investors” for a copy of the release).

Guidance for Full-Year 2010

See the Guidance Table included in PVR’s May 5, 2010 release for guidance estimates for full-year 2010.

First Quarter 2010 Financial and Operational Results Conference Call

A joint conference call and webcast for PVG and PVR, during which management will discuss first quarter 2010 financial and operational results, is scheduled for Thursday, May 6, 2010 at 1:00 p.m. ET. Prepared remarks by William H. Shea, Jr., President and Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-866-630-9986 five to ten minutes before the scheduled start of the conference call (use the passcode 7464869), or via webcast by logging on to our website, www.pvgpholdings.com, or PVR’s website, www.pvresource.com, at least 15 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephonic replay of the call will be available for two weeks by dialing 1-888-203-1112 (international: 1-719-457-0820) and using the following replay code: 7464869. An on-demand replay of the conference call will be available for two weeks at our website.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership which owns the general partner interest, all of the incentive distribution rights and an approximate 37 percent limited partner interest in PVR, a manager of coal and natural resource properties and related assets and the operator of a midstream natural gas gathering and processing business.

For more information about us, please visit our website at www.pvgpholdings.com. For more information about PVR, please visit its website at www.pvresource.com.

Certain statements contained herein and incorporated herein by reference to the PVR news release dated May 5, 2010 that are not descriptions of historical facts are “forward-looking” statements by PVR within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s news release dated May 5, 2010 and in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - unaudited

(dollars in thousands, except per unit data)

	Three Months Ended March 31,
	2010	2009
Revenues
Natural gas midstream	$170,609	$117,379
Coal royalties	28,226	30,630
Coal services	1,973	1,888
Other	5,670	6,862

Total revenues	206,478	156,759

Expenses
Cost of midstream gas purchased	141,795	100,620
Coal royalties expense	1,456	1,224
Operating	7,807	7,666
Taxes other than income	1,518	1,223
General and administrative	9,326	8,133
Depreciation, depletion and amortization	17,818	16,503

Total expenses	179,720	135,369

Operating income	26,758	21,390
Other income (expense)
Interest expense	(5,835)	(5,616)
Interest income and other	327	329
Derivatives	(7,568)	(7,161)

Net income	13,682	8,942
Net income attributable to noncontrolling interests	(5,257)	(2,093)

Net income attributable to Penn Virginia GP Holdings, L.P.	$8,425	$6,849

Net income per limited partner unit, basic and diluted	$0.22	$0.18
Weighted average number of units outstanding, basic and diluted (in thousands)	39,075	39,075
Other data:
Coal and natural resource management segment:
Coal royalty tons (in thousands)	8,243	8,748
Average coal royalties ($ per ton)	$3.42	$3.50
Average net coal royalties ($ per ton) - (a)	$3.25	$3.36
Natural gas midstream segment:
System throughput volumes (MMcf)	27,725	32,280
Gross margin (in thousands)	$28,814	$16,759

(a) - The average net coal royalties per ton deducts coal royalties expense, which is incurred primarily in Central Appalachia.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$27,969	$19,314
Accounts receivable	72,801	82,321
Derivative assets	1,320	1,331
Other current assets	4,672	4,816

Total current assets	106,762	107,782
Property, plant and equipment, net	893,944	900,844
Other long-term assets	205,999	210,437

Total assets	$1,206,705	$1,219,063

Liabilities and partners’ capital
Accounts payable and accrued liabilities	$71,169	$71,233
Deferred income	4,439	3,839
Derivative liabilities	14,975	11,251

Total current liabilities	90,583	86,323
Derivative liabilities	5,469	4,285
Other long-term liabilities	21,902	22,752
Long-term debt of PVR	618,100	620,100
PVG partners’ capital	243,192	249,696
Noncontrolling interests in PVR	227,459	235,907

Total liabilities and partners’ capital	$1,206,705	$1,219,063

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited (in thousands)
	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$13,682	$8,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	17,818	16,503
Commodity derivative contracts:
Total derivative losses included in net income	8,150	7,615
Cash receipts (payments) to settle derivatives for period	(1,646)	2,836
Non-cash interest expense	1,243	491
Equity earnings, net of distributions	443	(1,559)
Other	633	(207)
Changes in operating assets and liabilities	8,199	(962)

Net cash provided by operating activities	48,522	33,659

Cash flows from investing activities
Acquisitions, net of cash acquired	(29)	(1,256)
Additions to property, plant and equipment	(7,957)	(17,050)
Other	272	265

Net cash used in investing activities	(7,714)	(18,041)

Cash flows from financing activities
Distributions to partners	(30,153)	(29,988)
Proceeds from (repayments of) borrowings, net	(2,000)	27,000
Other	—	(9,258)

Net cash used in financing activities	(32,153)	(12,246)

Net increase in cash and cash equivalents	8,655	3,372
Cash and cash equivalents - beginning of period	19,314	18,338

Cash and cash equivalents - end of period	$27,969	$21,710

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH - unaudited

(in thousands, except per unit data)

The following tables present the calculation of distributable cash to PVG and reconciliation of net income attributable to PVG with respect to the three months ended March 31, 2010 and 2009:

	Three Months Ended March 31,
	2010 (a)	2009
Calculation of Non-GAAP “Distributable cash”
Distributable cash:
Cash distributions received from PVR associated with:
2% general partner interest	$498	$497
General partner incentive distribution rights	6,046	6,035
PVR common units	9,206	9,206

Total cash received from PVR	15,750	15,738
Deduct: Net expenses of PVG on a stand-alone basis (b)	(969)	(526)
Cash reserve for working capital	458	(364)

Distributable cash (c)	$15,239	$14,848

Cash distributions paid to partners of PVG
To Penn Virginia Corporation	$3,930	$11,429
To public unitholders	11,309	3,419

Total cash distributions paid	$15,239	$14,848

Distribution per limited partner unit (paid in subsequent period)	$0.39	$0.38

Weighted-average units outstanding, basic and diluted	39,075	39,075

	Three Months Ended March 31,
	2010	2009
Reconciliation of GAAP “Net income” to Non-GAAP “Net income as adjusted”
Net income attributable to PVG	$8,425	$6,849
Adjustments for derivatives:
Derivative losses included in net income	8,150	7,615
Cash receipts (payments) to settle derivatives for period	(1,646)	2,836
Impact of adjustments on noncontrolling interests (d)	(2,334)	(2,310)

Net income attributable to PVG, as adjusted (e)	$12,595	$14,990

Net income attributable to PVG, as adjusted, per limited partner unit, basic and diluted	$0.32	$0.38

(a)	The three months ended March 31, 2010 columns represent cash distributions expected to be received from PVR and cash distributions expected to be paid to unitholders of PVG in May 2010.
(b)	Estimated net expenses of PVG, which represent general and administrative expenses, partially offset by interest income.
(c)	Distributable cash represents cash distributions received from PVR, minus our net expenses, minus cash reserve for working capital. Distributable cash is presented because we believe it is a useful adjunct to net income under GAAP. Distributable cash is a significant liquidity metric which is an indicator of our ability to pay quarterly cash distributions to our limited partners. Distributable cash is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.
(d)	Noncontrolling interests in net income adjusts for the effects of incentive distribution rights and reflects the noncontrolling interests percentage of net income. The ratio of net income and net income attributable to noncontrolling interests calculated on a GAAP basis was used to estimate the impact of adjustments on noncontrolling interests. A pro forma calculation of net income attributable to noncontrolling interests was not performed.
(e)	Net income as adjusted represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives, and adjustments for an estimate of the related noncontrolling interests. We believe this presentation is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income as adjusted is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three months ended March 31, 2010
Revenues
Natural gas midstream	$—	$170,609	$—	$170,609
Coal royalties	28,226	—	—	28,226
Coal services	1,973	—	—	1,973
Timber	1,305	—	—	1,305
Oil and gas royalties	744	—	—	744
Other	1,312	2,309	—	3,621

Total revenues	33,560	172,918	—	206,478

Expenses
Cost of midstream gas purchased	—	141,795	—	141,795
Coal royalties expense	1,456	—	—	1,456
Other operating	515	7,292	—	7,807
Taxes other than income	475	1,043	—	1,518
General and administrative	3,427	4,911	988	9,326
Depreciation, depletion and amortization	7,326	10,492	—	17,818

Total expenses	13,199	165,533	988	179,720

Operating income (loss)	$20,361	$7,385	$(988)	$26,758

Additions to property, plant and equipment and acquisitions	$32	$7,954	$—	$7,986

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three months ended March 31, 2009
Revenues
Natural gas midstream	$—	$117,379	$—	$117,379
Coal royalties	30,630	—	—	30,630
Coal services	1,888	—	—	1,888
Timber	1,317	—	—	1,317
Oil and gas royalties	703	—	—	703
Other	3,714	1,128	—	4,842

Total revenues	38,252	118,507	—	156,759

Expenses
Cost of midstream gas purchased	—	100,620	—	100,620
Coal royalties expense	1,224	—	—	1,224
Other operating	883	6,783	—	7,666
Taxes other than income	425	798	—	1,223
General and administrative	3,352	4,244	537	8,133
Depreciation, depletion and amortization	7,394	9,109	—	16,503

Total expenses	13,278	121,554	537	135,369

Operating income (loss)	$24,974	$(3,047)	$(537)	$21,390

Additions to property, plant and equipment and acquisitions	$1,300	$17,006	$—	$18,306